SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  FORM 8-K/A


                          AMENDMENT TO CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of
1934

Date of Report:  February 12, 1998
                 -----------------

Commission File Number 0-12058
                       -------

                         KENAN TRANSPORT COMPANY
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)


             North Carolina                         56-0516485
    -------------------------------               ---------------
    (State or other jurisdiction of                (IRS Employer
     incorporation or organization)              Identification No.)


               University Square - West, 143 W. Franklin Street
                   Chapel Hill, North Carolina, 27516-3910
          -----------------------------------------------------------
          (Address of principal executive offices, including Zip Code)


                               (919) 967-8221
          -----------------------------------------------------------
               (Registrant's telephone number, including Area Code)




                              AMENDMENT NO.1

    The Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, filed December 12, 1997, as set forth in the pages attached hereto:

    Item 7(a)   Financial statements of business acquired;

    Item 7(b)   Pro forma financial information.

    Item 7(c)   Exhibits

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS

          (a)   Financial Statements.
                Audited financial statements of Transport South, Inc. (the business acquired):

                      Report of Independent Certified Public Accountants

                      Balance Sheets - December 31, 1996 and September 30, 1997 (unaudited)

                      Statements of Income - Year ended December 31, 1996 and nine months ended September 30 1997 (unaudited)

                      Statement of Stockholders' Equity - Year ended December 31, 1996 and nine months ended September 30 1997 (unaudited)

                      Statements of Cash Flows - Year ended December 31, 1996 and nine months ended September 30 1997 (unaudited)

                      Notes to Financial Statements for the year ended December 31, 1996


          (b) Kenan Transport Company and Transport South, Inc. Pro Forma Combined Financial Statements (Unaudited):

                      Pro Forma Combined Condensed Balance Sheet -
                      September 30, 1997

                      Pro Forma Combined Condensed Statements of Income - Year Ended December 31, 1996

                      Pro Forma Combined Condensed Statements of Income - Nine Months Ended September 30, 1997


          (c)   Exhibits.
                The Exhibits to this Report are listed in the Index to Exhibits set forth elsewhere herein.
















                                 Page 1

Item 7(a)    Financial Statements
-----------------------------------------------------------------------


                FINANCIAL STATEMENTS AND REPORT OF
             INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                       TRANSPORT SOUTH, INC.

                        December 31, 1996



















































                                 Page 2

            Report of Independent Certified Public Accountants



Board of Directors
Transport South, Inc.

We have audited the accompanying balance sheet of Transport South, Inc. as of December 31, 1996, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transport South, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                        Grant Thornton LLP


Atlanta, Georgia
April 9, 1997

























                                 Page 3

                           Transport South, Inc.

                             BALANCE SHEETS



                                 ASSETS

                                          December 31,    September 30,
                                             1996             1997
                                         ------------     ------------
                                                           (Unaudited)
CURRENT ASSETS
 Cash and cash equivalents                 $1,754,035      $   250,542
 Accounts receivable:
  Trade, less allowance for doubtful
   accounts of $236,000 in 1996             2,040,650        3,232,417
  Affiliates                                1,629,875        6,703,642
 Other current assets                         246,885          308,299
                                         ------------     ------------
     Total current assets                   5,671,445       10,494,900

PROPERTY AND EQUIPMENT, AT COST            28,297,304       26,217,271
 Less accumulated depreciation            (13,394,721)     (14,442,291)
                                         ------------     ------------
     Net property and equipment            14,902,583       11,774,980
                                         ------------     ------------

OTHER ASSETS                                  599,125          404,185
                                         ------------     ------------

                                          $21,173,153      $22,674,065
                                         ============     ============



The accompanying notes are an integral part of these statements.
























                                 Page 4

                          Transport South, Inc.

                   LIABILITIES AND STOCKHOLDERS EQUITY


                                          December 31,    September 30,
                                             1996             1997
                                         ------------     ------------
                                                           (Unaudited)
CURRENT LIABILITIES
 Current portion of long-term debt        $    50,007      $    51,914
 Current portion of capital
    lease obligations                       1,293,606        1,147,305
 Accounts payable:
    Trade                                   2,528,994        1,877,447
    Affiliates                                706,489        2,355,642
 Accrued claims                             1,924,121        3,028,013
 Accrued payroll and benefits                 716,610          938,360
 Other accrued liabilities                    461,635          201,213
                                         ------------     ------------
   Total current liabilities                7,681,462        9,599,894

OTHER LIABILITIES
 Long-term debt                                52,565           13,388
 Capital lease obligations                  3,921,212        2,769,775
 Other liabilities                            162,916           86,251
                                         ------------     ------------
   Total other liabilities                  4,136,693        2,869,414

STOCKHOLDERS' EQUITY
 Common stock, $.01 par value,
    authorized 10,000,000, issued and
    outstanding 943,664 shares                  9,437            9,433
 Additional paid-in capital                 4,320,626        4,332,496
 Retained earnings                          5,024,935        5,862,828
                                         ------------     ------------
   Total stockholders' equity               9,354,998       10,204,757
                                         ------------     ------------

                                          $21,173,153      $22,674,065
                                         ============     ============
















                                 Page 5

                          Transport South, Inc.

                          STATEMENTS OF INCOME

                                                          Nine months
                                         Year ended          ended
                                         December 31,     September 30,
                                             1996             1997
                                         ------------     ------------
                                                           (Unaudited)


Operating revenue                         $43,941,655      $32,115,326

Operating expenses
 Wages and employee benefits               21,831,945       15,397,859
 Fuel, parts, tires and other              13,894,641        9,125,515
 Taxes and licenses                           641,312          459,629
 Claims and insurance                       1,238,753        1,929,013
 Communications, utilities and rent         2,078,899        1,506,384
 Depreciation and amortization              4,295,044        2,951,502
                                         ------------     ------------
                                           43,980,594       31,369,902
                                         ------------     ------------
   Income (loss) from operations              (38,939)         745,424

Other income (expense)
 Gain on sale of property and equipment       431,341          171,411
 Interest expense                            (404,486)        (229,339)
 Interest income - affiliate                   99,431          176,130
 Other, net                                    51,514           31,676
                                         ------------     ------------
                                              177,800          149,878
                                         ------------     ------------
   Income before income taxes                 138,861          895,302

Income tax expense                             25,034           36,090
                                         ------------     ------------

   Net income                             $   113,827      $   859,212
                                         ============     ============


PRO FORMA INFORMATION (UNAUDITED)

 Historical net income before
    income taxes                          $  138,861       $   895,302
 Pro forma income tax expense             $  116,000       $   430,000
 Pro forma net income                     $   22,861       $   465,302

 Pro forma net income per common share    $      .03       $       .49

 Weighted average shares                     888,637           944,312


The accompanying notes are an integral part of these statements.





                                 Page 6

                                        Transport South, Inc.

                                  STATEMENT OF STOCKHOLDERS' EQUITY


                                    Common stock          Additional                       Total
                                --------------------       paid-in        Retained     stockholders'
                                 Shares       Amount       capital        earnings        equity
                                -------      -------      ----------     ----------     -----------
Balance, December 31, 1995      883,506       $8,835      $3,695,298     $6,079,352     $ 9,783,485

Purchase and retirement
 of stock                        (5,131)         (51)           (583)       (49,738)        (50,372)

Sale of stock                    65,289          653         625,911             -          626,564

Cash dividends                       -            -               -      (1,118,507)     (1,118,507)

Net income                           -            -               -         113,828         113,828
                                -------      -------      ----------     ----------     -----------
Balance, December 31, 1996      943,664        9,437       4,320,626      5,024,935       9,354,998

Purchase and retirement
 of stock (unaudited)            (3,808)         (38)        (20,828)       (21,319)        (42,185)

Sale of stock (unaudited)         3,460           34          34,792             -           34,826

Purchase and sale of
 stock for note receivable
 (unaudited)                         -            -           (2,094)            -           (2,094)

Net income                           -            -              -          859,212         859,212
                                -------      -------      ----------     ----------     -----------
Balance, September 30, 1997
  (unaudited)                   943,316       $9,433      $4,332,496     $5,862,828     $10,204,757
                                =======      =======      ==========     ==========     ===========


The accompanying notes are an integral part of this statement.




                                                Page 7

                           Transport South, Inc.

                          STATEMENTS OF CASH FLOWS


                                                           Nine months
                                          Year ended          ended
                                          December 31,    September 30,
                                              1996             1997
                                          ------------     -----------
                                                           (Unaudited)

Cash flows from operating activities:
 Net income                                $  113,828       $  859,212
 Non-cash items included in income:
  Depreciation and amortization             4,295,044        2,951,504
  Provision for losses on accounts
    receivable                                110,925           66,015
  Gain on disposal of assets                 (431,341)        (171,411)
 Cash effects of changes in:
  Accounts receivable                          64,543       (1,257,782)
  Other current assets                         29,908          (61,414)
  Accounts payable                           (271,249)        (651,547)
  Accrued claims                              315,560        1,103,892
  Accrued payroll and benefits               (434,942)         221,750
  Other accrued liabilities                   (28,601)        (260,422)
  Other liabilities                          (115,000)         (76,665)
  Net receivable from affiliate               165,653          797,885
                                          -----------      -----------
   Net cash provided by operating
    activities                              3,814,328        3,521,017
                                          -----------      -----------
Cash flows from investing activities:
 Acquisition of property and equipment     (6,177,857)         (97,899)
 Cash proceeds from sale of assets            558,511          640,349
 Net decrease (increase) in loans to
    affiliate                               5,616,500       (4,222,499)
                                          -----------      -----------
   Net cash used by investing activities       (2,846)      (3,680,049)

Cash flows from financing activities:
 Payments on notes payable                   (114,171)         (37,270)
 Repayments on capital lease obligations   (1,426,050)      (1,297,738)
 Cash dividends                            (1,118,507)            -
 Proceeds from issuance of stock              626,564           34,826
 Repurchase of stock                          (50,372)         (44,279)
                                          -----------      -----------
   Net cash used by financing activities   (2,082,536)      (1,344,461)
                                          -----------      -----------
Net increase (decrease) in cash             1,728,946       (1,503,493)

Cash and cash equivalents, at beginning
    of period                                  25,089        1,754,035
                                          -----------      -----------
Cash and cash equivalents, at end
    of period                              $1,754,035       $  250,542
                                          ===========      ===========


The accompanying notes are an integral part of these statements.

                                 Page 8

                          Transport South, Inc.

                     NOTES TO FINANCIAL STATEMENTS

                            December 31, 1996


NOTE 1 - NATURE OF OPERATIONS

Transport South, Inc. is a common carrier of petroleum products throughout the southern United States and its customers include gasoline and other petroleum product retailers.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property and Equipment - Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Income Taxes - Taxable income, losses and credits flow through to the stockholders pursuant to the Company's election of "S" Corporation income tax status. Accordingly, income tax expense includes only those income taxes payable to states which do not recognize "S" Corporation status.

The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates applied to taxable income. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets when it is more likely than not that the asset will not be realized. Deferred income taxes were not significant at December 31, 1996.

Income tax payments for the years ended December 31, 1996 totalled
$50,450.

Cash - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Pro Forma Net Income Per Common Share (Unaudited) - Pro forma net income per common share is based on the weighted average number of common shares and common equivalent shares outstanding during the period.

Claims Payable - Claims payable represents the estimated cost of open claims that is retained and paid by the Company under its insurance programs for workers' compensation, bodily injury and property damage. These estimates are based on historical information along with certain assumptions about future cash flows. Changes in assumptions for such things as medical costs, environmental hazards, and legal actions, as well as changes in accrual experience could cause these estimates to change. In the accompanying Statement of Income, workers' compensation costs are included in wages and employee benefits expenses and other claims costs are included in claims and insurance expenses.


                                 Page 9

                          Transport South, Inc.

                            December 31, 1996



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Fair Value of Financial Instruments - The Company's financial instruments include cash, cash equivalents and long-term obligations. The carrying value of cash and cash equivalents approximates fair value due to the relatively short period to maturity of the instruments. The carrying value of the Company's long-term obligations approximates fair value based upon borrowing rates currently available to the Company for borrowings with comparable terms.

Interim Financial Information - The accompanying balance sheet as of September 30, 1997 and accompanying statements of income and cash flows for the nine months ended September 30, 1997, included herein have been prepared by the Company and are unaudited. The information furnished in the unaudited financial statements referred to above includes all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial statements. These adjustments are all of a normal recurring nature.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



























                                 Page 10

                          Transport South, Inc.

                            December 31, 1996



NOTE 3 - PROPERTY AND EQUIPMENT

The components and estimated lives of property and equipment are as follows at December 31, 1996:

                                                       Estimated
                                                      useful lives
                                                         (years)
                                                      -----------
  Transportation equipment:
   Tractors                           $13,834,336           5
   Trailers                            13,230,194           7
                                      -----------
                                       27,064,530

  Furniture, Fixtures and equipment     1,037,724         3-5
  Land                                     84,050
  Land improvements                        20,974          15
  Buildings and improvements               90,026          13
                                      -----------
                                      $28,297,304
                                      ===========


NOTE 4 - LONG-TERM DEBT

 Long-term debt consists of the following at December 31, 1996:

  Installment notes payable, requiring
     monthly repayments of $4,500,
     including interest at 5%                            $102,572

  Less current maturities                                  50,007
                                                      -----------
                                                         $ 52,565
                                                      ===========

Future maturities of the installment note payable are approximately $50,000 for 1997 and $50,000 for 1998.

Interest payments on long-term debt and capital lease obligations for the year ended December 31, 1996 totalled $399,854.











                                 Page 11

                          Transport South, Inc.

                            December 31, 1996



NOTE 5 - CAPITAL LEASE OBLIGATIONS

 The Company has a master lease agreement with a bank which provides for lease financing of tractors and trailers. Assets under capital leases are capitalized using interest rates appropriate at the inception of each lease. The lease terms range from 60 - 84 months and require the Company to fund a guaranteed residual value at the end of the lease term. The cost and related accumulated amortization of tractors and trailers under capital leases were as follows at December 31, 1996:

   Capital lease equipment                   $ 8,671,684
   Accumulated amortization                   (3,713,007)
                                             -----------
                                             $ 4,958,677
                                             ===========

The following is a schedule by years of future minimum payments under capital leases as of December 31, 1996:

     Year ending December 31,
          1997                               $ 1,597,209
          1998                                 1,838,536
          1999                                 1,419,324
          2000                                   533,425
          2001                                   500,802
                                             -----------
           Total                               5,889,296

     Less: amounts representing interest         674,478
     Present value of capital lease          -----------
      obligations                              5,214,818

     Less: current portion                     1,293,606
                                             -----------
     Long-term portion of capital lease
      obligations                            $ 3,921,212
                                             ===========
















                                 Page 12

                          Transport South, Inc.

                            December 31, 1996



NOTE 6 - TRANSACTIONS WITH AFFILIATE

Various transactions with an affiliated company are summarized as follows for the year ended December 31, 1996:

     Revenues from transportation services           $14,000,000
     Fuel, insurance and administrative services
       expenses                                       $2,200,000

At December 31, 1996, approximately $200,000 of accounts receivable from affiliates represents short-term cash investments managed by an affiliate. Interest income from these receivables from affiliates was $99,431 in 1996, and is included in other income.


NOTE 7 - COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company has acquired certain assets of petroleum carriers and entered into compensation and non-compete agreements with the sellers. The agreements require fixed annual payments as well as variable payments based on sales through 1999.

Fixed annual payments on these compensation and non-compete agreements are as follows:

     Year ending December 31,
           1997                          $  115,000
           1998                             115,000
           1999                              48,000
                                         ----------
                                         $  278,000
                                         ==========

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position.
















                                 Page 13

                          Transport South, Inc.

                            December 31, 1996



NOTE 8 - LEASES

The Company leases certain terminal locations and transportation equipment under both cancelable and non-cancelable operating leases. Total lease expense was approximately $1,125,000 in 1996.

Future commitments on non-cancelable leases are as follows at December
31, 1996:

                                                Lease
     Year ending December 31,                 Obligation
                                              ----------
           1997                                $ 924,000
           1998                                  882,000
           1999                                  435,000
           2000                                  222,000
           2001                                  113,000
                                              ----------
                                              $2,576,000
                                              ==========

NOTE 9 - INCOME TAXES (Unaudited)

A pro forma adjustment for income taxes is shown on the statement of income, as if the Company was taxed as a "C" corporation. The 1996 pro forma provision for income taxes differs from the amount of income tax determined by applying the applicable federal rates due to the following:

     Tax at applicable federal rate of 34%      $ 47,000
     State tax, net                                6,000
     Non-deductible items, primarily meals
        and entertainment                         44,000
     Other                                        19,000
                                                --------
                                                $116,000
                                                ========

















                                 Page 14

                          Transport South, Inc.

                            December 31, 1996




NOTE 10 - NEW ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board (FASB) has issued the following Statements of Financial Accounting Standards (SFAS):

SFAS 128, Earnings Per Share, which is effective for financial statements for periods ending after December 15, 1997. The new standard eliminates primary and fully diluted earnings per share and requires presentation of basic and diluted earnings per share together with disclosure of how the per share amounts were computed.

SFAS 129, Disclosure of Information about Capital Structure, which is effective for financial statements for periods ending after December 15, 1997. SFAS 129 requires disclosure of certain information about a Company's securities.

Management does not expect the adoption of these new standards to have a material impact on the Company's results of operations or financial condition.

































                                 Page 15

Item 7(b)       Kenan Transport Company and Transport South, Inc.
                Unaudited Pro Forma Condensed Financial Statements
------------------------------------------------------------------------

    The following sets forth unaudited pro forma information for the Company as of September 30, 1997, and for the nine months ending
September 30, 1997, and the year ended December 31, 1996 after giving effect to the Transaction described in Note 1 hereto.

    The unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the Transaction occurred on September 30, 1997. The unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 1997, and the year ended December 31, 1996, are presented as if the Transaction occurred as of the beginning of the period presented.

    In management's opinion, all material adjustments necessary to reflect the transaction are presented in the pro forma adjustments column, which are described below.

    The unaudited Pro Forma Condensed Consolidated Balance Sheet and the unaudited Pro Forma Condensed Consolidated Statements of Income should be read in conjunction with the Consolidated Financial Statements of Kenan Transport Company and the notes thereto. The unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position of the Company would have been at September 30, 1997, nor does it purport to represent the future financial position of the Company. The unaudited Pro Forma Condensed Consolidated Statements of Income are not necessarily indicative of what the actual results of operations of the Company would have been assuming the transaction had been consummated as of the beginning of the respective periods, nor does it purport to represent the results of operations for future periods.




























                                 Page 16

                          Kenan Transport Company

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            September 30, 1997
                          (Dollars in thousands)
                               (Unaudited)


                               Historical
                          --------------------
                                     Transport    Pro Forma    Pro Forma
                            Kenan      South     Adjustments     Total
                          ---------  ---------   ------------   --------
Current Assets             $21,692    $10,495    (10,495) (a)    $13,763
                                                 (10,903) (b)
                                                     474  (c)
                                                   2,500  (d)

Operating Property, Net     45,058     11,775    (11,775) (a)     52,058
                                                   7,000  (c)

Other Assets                 1,151        404       (404) (a)      8,742
                                                   7,591  (c)(e)
                          --------   --------                   --------
                           $67,901    $22,674                    $74,563
                          ========   ========                   ========


Current Liabilities        $10,716    $ 9,600     (8,126) (a)    $13,233
                                                     500  (d)
                                                     543  (e)

Deferred Income Taxes        9,119                                  9,119

Long-term Debt and
  Lease Obligations                     2,869       (724) (a)      4,145
                                                   2,000  (d)

Stockholders' Equity        48,066     10,205    (10,205) (a)     48,066
                          --------   --------                   --------
                           $67,901    $22,674                    $74,563
                          ========   ========                   ========


Adjustments:

 (a) Reflects the elimination of assets and liabilities and equity not acquired in the transaction.
 (b)      Reflects the cash used to consummate the acquisition.
 (c)      Reflects the allocation of purchase price.
 (d) Reflects the borrowing under the Company's line of credit to maintain certain working capital needs as a result of the acquisition.
 (e)      Reflects the estimate of transaction costs.


The accompanying notes are an integral part of these condensed consolidating pro forma financial statements.


                                 Page 17

                          Kenan Transport Company

     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

               Nine-Month Period Ending September 30, 1997
                            (Dollars in Thousands)
                               (Unaudited)


                               Historical
                          --------------------
                                     Transport    Pro Forma    Pro Forma
                            Kenan      South     Adjustments     Total
                          ---------  ---------   ------------   --------
Operating Revenues         $52,429    $32,115    (11,115) (a)    $73,429

Operating Expenses          48,344     31,370     (9,800) (b)     68,374
                                                  (1,540) (c)
                          --------   --------                   --------

Operating Income             4,085        745                      5,055

 Interest expense                        (229)      (160) (d)       (389)
 Interest income and other     168        379                        547
                          --------   --------                   --------

Income before taxes          4,253        895                      5,213

 Provision for
    income taxes             1,633         36        530  (e)      2,199
                          --------   --------                   --------

Net income                 $ 2,620    $   859                    $ 3,014
                          ========   ========                   ========


Basic and diluted
  earnings per share       $  1.10                               $  1.26
                          ========                              ========


Adjustments:

 (a) Reflects the elimination of customers which are not expected to be retained by the Company.
 (b) Reflects the elimination of operating expenses which are not expected to be incurred by the Company due to the reduced operating revenue.
 (c) Reflects the elimination of depreciation and amortization of the Seller and the recognition of depreciation and amortization of $1,412 related to acquired assets.
 (d) Reflects the interest expense on the draw down on the Company's line of credit of $2,500.
 (e) Reflects the income taxes related to the pro forma net income of the Seller.


The accompanying notes are an integral part of these condensed consolidating pro forma financial statements.


                                 Page 18

                          Kenan Transport Company

     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                      Year Ending December 31, 1996
                          (Dollars in Thousands)
                               (Unaudited)


                               Historical
                          --------------------
                                     Transport    Pro Forma    Pro Forma
                            Kenan      South     Adjustments     Total
                          ---------  ---------   ------------   --------
Operating Revenues         $68,795    $43,942    (15,942) (a)    $96,795

Operating Expenses          62,551     43,981    (14,500) (b)     89,617
                                                  (2,415) (c)
                          --------   --------                   --------

Operating Income             6,244        (39)                     7,178

 Interest expense                        (404)      (210) (d)       (614)
 Interest income and other      10        582                        592
                          --------   --------                   --------

Income before taxes          6,254        139                      7,156

 Provision for
    income taxes             2,449         25        350  (e)      2,824
                          --------   --------                   --------

Net income                 $ 3,805    $   114                    $ 4,332
                          ========   ========                   ========

Basic and diluted
  earnings per share       $  1.59                               $  1.81
                          ========                              ========


Adjustments:

 (a) Reflects the elimination of customers which are not expected to be retained by the Company.
 (b) Reflects the elimination of operating expenses which are not expected to be incurred by the Company due to the reduced operating revenue.
 (c) Reflects the elimination of depreciation and amortization of the Seller and the recognition of depreciation and amortization of $1,880 related to acquired assets.
 (d) Reflects the interest expense on the draw down on the Company's line of credit of $2,500.
 (e) Reflects the income taxes related to the pro forma net income of the Seller


The accompanying notes are an integral part of these condensed consolidating pro forma financial statements.



                                 Page 19

                          Kenan Transport Company

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in Thousands)


1. The unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the Transaction occurred on September 30, 1997. The unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 1997, and the year ended December 31, 1996, are presented as if the Transaction occurred as of the beginning of the period presented.

    The Company purchased a majority of the transportation assets of Transport South Inc. on December 1, 1997. The purchase price for the acquired assets consisted of $10,903 that was paid from the Company's existing cash balances and $3,619 in assumed liabilities. The excess of cost over the fair value of net assets acquired resulting from the preliminary price allocation is $7,591.

    The Transaction will be accounted for by the Company as a purchase whereby the basis for accounting for Transport South, Inc.'s assets and liabilities will be based upon their fair market values at the date of the acquisition. Pro forma adjustments, including the preliminary purchase price allocation and estimated cost savings resulting from the Transaction represent the Company's preliminary determination of these adjustments and are based upon preliminary information, assumptions and operating decisions which the Company considers reasonable under the circumstances. Final amounts may differ significantly from those set forth herein.


2.  Basis of Presentation

    The accompanying Unaudited Condensed Consolidated Pro Forma Financial Statements of Kenan Transport Company (the Company) have been prepared in accordance with the instructions to Form 8-K and do no include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. For further information, refer to the consolidated financial statements and notes thereto for the year ended December 31, 1996, included in the Company's Form 10-K dated March 14, 1997.

















                                 Page 20

SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        KENAN TRANSPORT COMPANY
                                             (Registrant)



DATE:     February 12, 1998             BY:    /s/  William L. Boone
                                               --------------------------
                                               Vice President-Finance and
                                               Chief Financial Officer












































                                 Page 21

                             INDEX TO EXHIBITS


The exhibits filed as part of this report are listed below:


 Exhibit
  Number                         Description
---------       ---------------------------------------------------------
   23           Consent of Independent Certified Public Accountants


















































                                 Page 22